EX-33.2
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CARRINGTON MORTGAGE SERVICES, LLC

Certification Regarding Compliance with Applicable Servicing Criteria

1. Carrington Mortgage Services, LLC ("CMS") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of December 31, 2007 and for the period beginning November 1, 2007 and ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which CMS acted as servicer involving subprime residential mortgage loans, completed on or after January 1, 2006 that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 as listed on Appendix B hereto (the "Platform");

2. CMS has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and CMS elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, CMS used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to CMS based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. CMS has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

6. CMS has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

7. CMS has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole; and

8. Squar, Milner, Peterson, Miranda & Williamson, LLP, a registered public accounting firm, has issued an attestation report on CMS's assessment of compliance with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period.

Carrington Mortgage Services, LLC

By: /s/ David S. Gordon
Name: David S. Gordon
Title: President
Date:  March 27th, 2008


1610 E. ST, ANDREW PLACE, SUITE B-150, SANTA ANA, CA 92705
949-517-7000  949-517-5220(F)


(page)


APPENDIX A

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                                    Performed by
                                                                                Performed           subservicer(s)   NOT
                                                                                by                  or vendor(s)     performed by
                                                                                Vendor(s)           for which        CMS or by
                                                                   Performed    for which           CMS is NOT       subservicer(s)
                                                                   Directly     CMS is the          the              or vendor(s)
                                                                   by           Responsible         Responsible      retained by
Reference                            Criteria                      CMS          Party               Party            CMS
                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                 X
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                   X
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction                                                                      X
                agreements to maintain a back-up servicer
                for the pool assets are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         X
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on pool assets are deposited                  X^1          X^2
                into the appropriate custodial bank
                accounts and related bank clearing
                accounts no more than two business days
                following receipt, or such other number
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                X
                behalf of an obligor or to investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees                        X^3
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed and approved as specified in
                the transaction agreements.

1122(d)(2)(iv)  The related accounts for the                                                                             X
                transaction, such as cash reserve
                accounts or accounts established as a
                form of overcollateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at                X
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Rule 13k-1(b)(1)
                of the Securities Exchange Act.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                                    Performed by
                                                                                Performed           subservicer(s)   NOT
                                                                                by                  or vendor(s)     performed by
                                                                                Vendor(s)           for which        CMS or by
                                                                   Performed    for which           CMS is NOT       subservicer(s)
                                                                   Directly     CMS is the          the              or vendor(s)
                                                                   by           Responsible         Responsible      retained by
Reference                            Criteria                      CMS          Party               Party            CMS

1122(d)(2)(vi)  Unissued checks are safeguarded so as                  X^4                              X^5
                to prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a                      X
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related
                bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30
                calendar days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) reviewed and approved by someone
                other than the person who prepared the
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those                  X^6
                to be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with the investors' or
                trustee's records as to the total unpaid
                principal balance and number of pool
                assets serviced by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated                 X^7
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are                  X^8
                posted within two business days to the
                Servicer's investor records, or such other
                number of days specified in the transaction
                agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                  X^9
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                                    Performed by
                                                                                Performed           subservicer(s)   NOT
                                                                                by                  or vendor(s)     performed by
                                                                                Vendor(s)           for which        CMS or by
                                                                   Performed    for which           CMS is NOT       subservicer(s)
                                                                   Directly     CMS is the          the              or vendor(s)
                                                                   by           Responsible         Responsible      retained by
Reference                            Criteria                      CMS          Party               Party            CMS
                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on pool assets                                                                    X
                is maintained as required by the
                transaction agreements or related mortgage
                loan documents.

1122(d)(4)(ii)  Pool assets and related documents are                                                                    X
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals or                                                                               X
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on pool assets, including any                 X
                payoffs, made in accordance with related
                pool asset documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related pool asset documents.

1122(d)(4)(v)   The Servicer's records regarding the                   X
                pool assets agree with the Servicer's
                records with respect to an obligor's
                unpaid principal balance.

1122(d)(4)(vi)  Changes with respect to the terms or                   X
                status of an obligor's pool asset (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions                    X
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

1122(d)(4)(viii)Records documenting collection efforts                 X
                are maintained during the period a pool
                asset is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent pool assets including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                 X
                of return for pool assets with variable
                rates are computed based on the related
                pool asset documents.

1122(d)(4)(x)   Regarding any funds held in trust for                  X
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's pool asset documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable pool asset
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related pool asset, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                                                   X
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the Servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                                                           X
                connection with any payment to be made on
                behalf of an obligor are paid from the
                Servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA

                                                                                                    Performed by
                                                                                Performed           subservicer(s)   NOT
                                                                                by                  or vendor(s)     performed by
                                                                                Vendor(s)           for which        CMS or by
                                                                   Performed    for which           CMS is NOT       subservicer(s)
                                                                   Directly     CMS is the          the              or vendor(s)
                                                                   by           Responsible         Responsible      retained by
Reference                            Criteria                      CMS          Party               Party            CMS

1122(d)(4)(xiii)Disbursements made on behalf of an                     X^10                             X^11
                obligor are posted within two business
                days to the obligor's records maintained
                by the Servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                         X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                                                                        X
                support, identified in Item
                1114(a)(1) through (3) or Item 1115 of
                Regulation AB, is maintained as set forth
                in the transaction agreements.


1  Cash collections are received either by Vendors or by CMS, deposited into a bank clearing account and deposited into related custodial accounts no more than two business days following receipt, or such other number of days specified in the related transaction agreement.

2  Cash collections are received either by Vendors or by CMS, deposited into a bank clearing account and deposited into related custodial accounts no more than two business days following receipt, or such other number of days specified in the related transaction agreement.

3  CMS' responsibilities are limited to advances of funds to the Securities Administrator and CMS does not take responsibility for any advances of funds or guarantees regarding collections, cash or distributions to investors.

4  CMS is responsible for safeguarding unissued checks in its possession so as to prevent unauthorized access.

5  Certain subcontractors are responsible for safeguarding unissued checks in its possession so as to prevent unauthorized access.

6  CMS' responsibilities are limited to the timely delivery of contractual payments and other information to the Securities
   Administrator and it does not take responsibility for the reports or cash disbursements to investors.

7  CMS' responsibilities are limited to the timely delivery of contractual payments and other information to the Securities
   Administrator and it does not take responsibility for the reports or cash disbursements to investors.

8  CMS' responsibilities are limited to the timely delivery of contractual payments and other information to the Securities
   Administrator and it does not take responsibility for the reports or cash disbursements to investors.

9  CMS' responsibilities are limited to the timely delivery of contractual payments and other information to the Securities
   Administrator and it does not take responsibility for the reports or cash disbursements to investors.

10 CMS' responsibilities are limited to posting disbursements to the obligor's records maintained by CMS for disbursements made by certain subcontractors engaged by CMS.

11 CMS is not responsible for posting disbursements to the obligor's records maintained by CMS for disbursements made by certain subcontractors engaged by CMS.



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Appendix B

Pooling and Servicing Agreement, dated February 1, 2006, among New Century Mortgage Corporation, Stanwich Asset Acceptance Company, LLC and Wells Fargo Bank, NA. (Carrington Mortgage Loan Trust, Series 2006-NC1).

Pooling and Servicing Agreement, dated June 1, 2006, among New Century Mortgage Corporation, Stanwich Asset Acceptance Company, LLC and Wells Fargo Bank, N.A. (Carrington Mortgage Loan Trust, Series 2006-NC2).

Pooling and Servicing Agreement, dated August 1, 2006, among New Century Mortgage Corporation, Stanwich Asset Acceptance Company, LLC and Wells Fargo Bank, N.A, (Carrington Mortgage Loan Trust, Series 2006-NC3).

Pooling and Servicing Agreement, dated September 1, 2006, among New Century Mortgage Corporation, Stanwich Asset Acceptance Company, LLC and Wells Fargo Bank, NA. (Carrington Mortgage Loan Trust, Series 2006-NC4).

Pooling and Servicing Agreement, dated December 1, 2006, among New Century Mortgage Corporation, Stanwich Asset Acceptance Company, LLC and Wells Fargo Bank, N.A. (Carrington Mortgage Loan Trust, Series 2006-NC5).

Pooling and Servicing Agreement, dated as of June 1, 2007, among Stanwich Asset Acceptance Company, EMC Mortgage Corporation, Carrington Mortgage Services, LLC, HSBC Bank USA National Association and Wells Fargo Bank, N.A. (Carrington Mortgage Loan Trust., Series 2007-HE1).

Servicing Agreement, dated as of March 30, 2006, among New Century Mortgage Corporation, New Century Home Equity Loan Trust 2006-1 and Deutsche Bank National Trust Company (New Century Home Equity Loan Trust 2006-1).

Servicing Agreement, dated as of June 29, 2006, among New Century Mortgage Corporation, New Century Home Equity Loan Trust 2006-2 and Deutsche Bank National Trust Company (New Century Home Equity Loan Trust 2006-2).

Servicing Agreement, dated as of February 27, 2006, among New Century Financial Corporation, New Century Mortgage Corporation, New Century Home Equity Loan Trust 2006-S1 and Deutsche Bank National Trust Company (New Century Home Equity Loan Trust 2006-S1).